[IMMUCOR LETTERHEAD]


Via Facsimile (202) 942-9533 and EDGAR

Mr. Jeffrey Riedler
Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W., Mail Stop 3-9
Washington, D.C.  20549

Dear Mr. Riedler:

         Immucor hereby amends its Registration Statement on Form S-3 filed with the Commission on May 20, 1999, by including the following language:

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

         If you have any questions, please do not hesitate to contact Andy Howell at (404) 817-6198.

                                                     Sincerely,

                                                     /s/ Steven C. Ramsey

                                                     Steven C. Ramsey

SCR/ah